Exhibit 99.1

CDI Corp. Reports Third Quarter 2016 Results

PHILADELPHIA, Nov. 2, 2016 /PRNewswire/ -- CDI Corp. (NYSE: CDI) (the "Company") today reported results for the third quarter ended September 30, 2016.

"Business performance during the third quarter includes actions taken to improve our expense structure and cash conversion, as well as strategic focus with the sale of UK-based AndersElite Limited," stated President and Interim Chief Executive Officer Michael S. Castleman. "Going forward, we share as a company a clear operating imperative to build on common pillars of our business, such as talent acquisition and management, to deliver improved growth and profitability. This imperative is supported by the tremendous commitment and collaborative spirit of all CDI employees."

Third Quarter Overview

  Recorded revenue of $220.3 million compared to $244.7 million in third quarter 2015; this third quarter 2016 figure excludes approximately $3.5 million of revenue due to the sale of Anders, on September 16, 2016, prior to quarter end
  Net loss attributable to CDI of $17.8 million, or $(0.96) per diluted share, versus a net loss of $20.2 million, or $(1.03) per diluted share, in third quarter 2015
  Adjusted EBITDA of $0.9 million versus third quarter 2015 Adjusted EBITDA of $3.3 million1
  Repurchased 260,960 shares for $1.6 million during the third quarter 2016 and an aggregate of 1,190,356 shares for $7.3 million from inception of the program through September 30, 2016
  Implemented a restructuring, resulting in a charge of $3.5 million, to further align our organizational structure, facilities and resource utilization with business volumes and strategic direction
  Generated $14.2 million in cash flow from operating activities

[1]Adjusted EBITDA excludes from net loss attributable to CDI, interest, income taxes, depreciation and amortization expense, impairment charges, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, certain acquisition-related items, reserve for project-related disputes, earnout adjustments and gain from the sale of a non-operating corporate asset. Adjusted EPS excludes from diluted earnings per common share, impairment charges, restructuring and other related costs, leadership transition costs, loss on disposition, certain acquisition-related items, reserve for project-related disputes, earnout adjustments, amortization of acquired intangibles, gain from the sale of a non-operating corporate asset and the related income tax effect of each of the adjustments. See the financial tables accompanying this release for more information on non-GAAP financial measures and the reconciliation of these measures to GAAP measures.

Summary Results from Operations for the Third Quarter

For the third quarter 2016, revenue was $220.3 million compared to $244.7 million in the prior-year third quarter. Results for the third quarter of 2016 include $10.5 million in revenue from EdgeRock Technologies, acquired in October 2015 and now comprising our Specialty Talent vertical within the Specialty Talent and Technology Solutions segment. Third quarter 2016 results include partial quarter revenue of $15.8 million for Anders for the period prior to its disposition on September 16, 2016, versus $25.8 million in the full prior-year period. In the third quarter 2016, the Company recorded a pre-tax restructuring charge of $3.5 million and a loss on disposition associated with Anders of $11.3 million.

Enterprise Talent revenue was $127.5 million versus $146.9 million in the prior-year period. Revenue in the North America Staffing vertical declined 7.8%, or $9.4 million, primarily due to the completion of discrete client projects and reduced spending at the Company's largest client. UK Staffing revenue declined 38.7%, to $15.8 million from $25.8 million, due to the negative impact of foreign currency exchange rates (approximately $2.9 million), the disposition of Anders (approximately $3.5 million) on September 16, 2016, and reductions across engineering and construction sectors, in part associated with the uncertainty following the Brexit referendum.

Specialty Talent and Technology Solutions revenue was $18.9 million, an increase of $11.2 million from the prior year, principally as a result of the inclusion of $10.5 million in revenue from the acquisition of EdgeRock, which currently comprises Specialty Talent. In Technology Solutions, revenue grew 9.7% due to increased spending by certain clients, including new projects.

Engineering Solutions revenue was $60.9 million versus $76.6 million in the prior-year period primarily due to declines in demand for engineering services by downstream and midstream clients in Energy, Chemicals & Infrastructure as a result of completion of several large projects and the impact of the decline in oil and gas prices on new spending. Revenue in Aerospace & Industrial Equipment was down primarily due to reduced spending by a large commercial aviation client and, to a lesser extent, the wind down of the Company's data acquisition and analysis business during 2015. The slight increase in the Government Services vertical was primarily due to growth in existing naval defense contracts.

MRI revenue in the third quarter was $13.0 million versus $13.5 million in the prior year due to a decline in royalty revenue and, to a lesser extent, contract staffing revenue, partially offset by an increase in franchise fees.

The Company's gross profit was $40.5 million compared to $46.8 million in the year-ago quarter, primarily due to the decrease in revenue. Gross profit margin rates were 70 basis points lower than the prior-year period related to reductions in gross margins in all segments, partially offset by a positive shift in revenue mix to higher margin Specialty Talent revenue.

The Company reported an operating loss in the third quarter of $17.9 million compared to an operating loss of $22.1 million in the year-ago quarter. Excluding the $11.3 million loss on disposition in 2016 and the $21.5 million impairment charge in 2015, operating results decreased primarily due to the reduction in gross profit and increase in restructuring and other related costs, partially offset by an improvement in operating and administrative expenses.

Operating and administrative expenses in the third quarter improved by $3.2 million, or 6.8%, compared to the third quarter of 2015, primarily due to actions taken by the Company to reduce personnel-related and other costs in response to lower business volume, reduced corporate costs and the disposition of Anders on September 16, 2016, partially offset by the inclusion of EdgeRock.

Additional detailed segment data is included in the tables incorporated in this release and in the Company's Form 10-Q Report.

Balance Sheet and Liquidity

CDI ended the third quarter with $10.2 million in cash and cash equivalents versus $16.9 million at the end of the fourth quarter 2015 and $26.4 million at the end of the third quarter 2015. Total debt outstanding was $15.0 million at September 30, 2016, versus $18.8 million at December 31, 2015. Net cash provided by operating activities was $6.5 million for the first nine months of 2016 versus $2.4 million in the prior-year period. Total liquidity, including availability under CDI's bank and credit facilities, totaled $120.6 million at September 30, 2016, versus $137.6 million at the end of the fourth quarter 2015.

Business Outlook

The Company estimates revenue for the fourth quarter of 2016 in the range of $185 million to $195 million, with project completions, project delays and volume declines among large clients within Enterprise Talent, and fewer billing days in the fourth quarter, negatively impacting our estimated fourth quarter revenue compared to the third quarter of 2016. Our guidance compares to revenue in the third quarter, excluding Anders, of $204.4 million.

Conference Call

At 8:30 a.m. Eastern Time on November 3, 2016, Michael S. Castleman, President and Interim CEO, will host a conference call to discuss the 2016 third quarter results and business outlook. The call can be accessed live, via the Internet, at www.cdicorp.com or at 866-803-2143, passcode 3150648.

About CDI

CDI Corp. (NYSE: CDI) seeks to create extraordinary outcomes with our clients by delivering solutions based on highly skilled and professional talent. Our business is comprised of four segments: Enterprise Talent, Specialty Talent & Technology Solutions, Engineering Solutions and MRI. Our client offerings include an array of engineering design project solutions, information technology project solutions and managed services, specialty technology staff augmentation, and program and managed staffing services. Our clients are corporations in multiple industries, including energy, chemicals, infrastructure, aerospace, industrial equipment, technology, as well as municipal and state governments, and the U.S. Department of Defense. We have offices and delivery centers in the United States and Canada. In addition, we also provide recruiting and staffing services through our global MRINetwork® of franchisees. Learn more at www.cdicorp.com.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we and our representatives may make statements that are forward-looking. All statements that address expectations or projections about the future, including, but not limited to, statements about our plans, strategies, adequacy of resources and future financial results (such as revenue, gross profit, operating profit, cash flow, and tax rate), are forward-looking statements. Some of the forward-looking statements can be identified by words like "anticipates," "believes," "expects," "may," "will," "could," "should," "intends," "plans," "estimates" and similar references to future periods. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: weakness or volatility in general economic conditions and levels of capital spending by clients in the industries we serve, including as a result of the U.S. elections; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of our clients' projects or the inability of our clients to pay our fees; the termination of one or more major client contracts or projects; the uncertain timing and funding of new contract awards and renewals; a high concentration of our business with a few large clients; the failure to achieve the anticipated benefits of acquisitions, and difficulties in integrating acquired businesses with CDI; the inability to obtain favorable price and other terms for any acquisitions and divestitures we may do; delays or reductions in U.S. government spending; credit risks associated with our clients; competitive market pressures; foreign currency fluctuations; restrictions on the availability of funds and on our activities under our asset-based, secured credit facility; the availability, retention and cost of qualified labor; our level of success in attracting, training, and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for our business activities, including, but not limited to, the activities of our professional employees and our temporary employees; our performance on client contracts; negative outcome of pending and future claims and litigation; improper disclosure or loss of sensitive or confidential company, client, government, employee or candidate information, including personal data; and government policies, legislation or judicial decisions adverse to our businesses. More detailed information about these and other risks and uncertainties may be found in our filings with the United States Securities and Exchange Commission (SEC), particularly in the "Risk Factors" section in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law. Unless the context otherwise requires, all references herein to "CDI," the "Registrant," the "Company," "we," "us" or "our" are to CDI Corp. and its consolidated subsidiaries.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than pursuant to U.S. Generally Accepted Accounting Principles (GAAP). In particular, it includes (i) Adjusted EBITDA and Adjusted EBITDA Margin, which are adjusted to exclude from net loss attributable to CDI, interest, income taxes, depreciation and amortization expense, impairment, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, certain acquisition-related items, reserve for project-related disputes, earnout adjustments and gain on the sale of a non-operating corporate assets, (ii) Adjusted EPS, which excludes from diluted earnings per common share, impairment, restructuring and other related costs, leadership transition costs, loss on disposition, certain acquisition-related items, reserve for project-related disputes, earnout adjustments, amortization of acquired intangibles, gain on the sale of a non-operating corporate asset and the related income tax effect of each of the adjustments, and (iii) Revenue, Gross profit, Operating and administrative expenses and Depreciation and amortization excluding Anders, which excludes from the Company's consolidated revenue, gross profit, operating and administrative expenses and depreciation and amortization, the revenue, gross profit, operating and administrative expenses, depreciation and amortization of UK-based AndersElite Limited. We present these as supplemental measures of performance.

These non-GAAP measures have limitations as analytical tools, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations of these non-GAAP measures as analytical tools are: (i) these measures do not reflect all our cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) these measures do not reflect changes in, or cash requirements for, our working capital needs; (iii) these measures do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; (v) share-based compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it from Adjusted EBITDA as an expense when evaluating our ongoing operating performance for a particular period; (vi) these measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; (vii) in the case of financial measures excluding Anders, these measures do not reflect the financial performance of the entire Company in the periods presented and (viii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

We present these non-GAAP financial measures because we believe these assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures are also used by management in its evaluation of core operations and financial and operational decision-making.

Financial Tables Follow

CDI CORP. AND SUBSIDIARIES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Consolidated Statements of Operations:	2016	2015	2016	2015

Revenue	$220,260	$244,662	$680,477	$748,941
Cost of services	179,727	197,835	554,574	608,697
Gross profit	40,533	46,827	125,903	140,244
Operating and administrative expenses (1), (5)	43,675	46,853	139,037	137,570
Restructuring and other related costs (2)	3,478	566	3,767	613
Impairment (3)	—	21,537	—	21,537
Loss on disposition of business interests (4), (6)	11,301	—	11,301	310
Operating loss	(17,921)	(22,129)	(28,202)	(19,786)
Other income (expense), net	(112)	683	(713)	599
Loss before income taxes	(18,033)	(21,446)	(28,915)	(19,187)
Income tax expense (benefit)	(215)	(1,244)	1,204	785
Net loss	(17,818)	(20,202)	(30,119)	(19,972)
Less: Loss attributable to noncontrolling interests	—	—	—	(83)
Net loss attributable to CDI	$(17,818)	$(20,202)	$(30,119)	$(19,889)

Earnings (loss) per common share:
Basic	$(0.96)	$(1.03)	$(1.57)	$(1.01)
Diluted	$(0.96)	$(1.03)	$(1.57)	$(1.01)
Weighted-average shares outstanding - Basic	18,627	19,695	19,158	19,668
Weighted-average shares outstanding - Diluted	18,627	19,695	19,158	19,668

Selected Balance Sheet Data:	September 30, 2016	December 31, 2015

Cash and cash equivalents	$10,210	$16,932
Accounts receivable, net	192,391	205,494
Total current assets	218,877	240,320
Total assets	313,941	339,097
Total current liabilities	102,265	103,783
Total CDI shareholders' equity	190,837	221,243

	Nine Months Ended
	September 30,
Selected Cash Flow Data:	2016	2015

Net cash provided by operating activities	$6,495	$2,426
Depreciation and amortization	8,111	7,311
Capital expenditures	6,908	6,482
Stocks repurchased under stock repurchase program	7,255	—
Dividends paid to shareholders	—	7,675

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Selected Earnings and Other Financial Data:	2016	2015	2016	2015

Gross margin	18.4%	19.1%	18.5%	18.7%
Operating and administrative expenses as a percentage of revenue	19.8%	19.2%	20.4%	18.4%
Operating margin	(8.1)%	(9.0)%	(4.1)%	(2.6)%
Effective income tax rate	1.2%	5.8%	(4.2)%	(4.1)%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Selected Segment Data:	2016	2015	2016	2015

Enterprise Talent
Revenue:
North America Staffing	$111,653	$121,051	$341,315	$377,709
UK Staffing	15,835	25,812	59,302	79,972
Total revenue	$127,488	$146,863	$400,617	$457,681
Gross profit	$13,848	$18,165	$45,763	$55,751
Gross margin	10.9%	12.4%	11.4%	12.2%
Operating loss (2), (3), (4), (7)	$(10,299)	$(8,955)	$(9,622)	$(1,686)
Operating margin	(8.1)%	(6.1)%	(2.4)%	(0.4)%

Specialty Talent and Technology Solutions
Revenue:
Specialty Talent	$10,461	$—	$31,432	$—
Technology Solutions	8,477	7,724	25,028	23,315
Total revenue	$18,938	$7,724	$56,460	$23,315
Gross profit	$5,626	$2,422	$16,448	$7,579
Gross margin	29.7%	31.4%	29.1%	32.5%
Operating profit (loss) (1), (2), (7)	$(575)	$188	$(566)	$1,357
Operating margin	(3.0)%	2.4%	(1.0)%	5.8%

Engineering Solutions
Revenue:
Energy, Chemicals and Infrastructure (EC&I)	$32,343	$45,483	$99,573	$136,344
Aerospace and Industrial Equipment (AIE)	12,180	14,877	37,836	46,189
Government Services	16,329	16,210	47,850	45,404
Total revenue	$60,852	$76,570	$185,259	$227,937
Gross profit	$14,859	$19,624	$45,112	$57,257
Gross margin	24.4%	25.6%	24.4%	25.1%
Operating loss (2), (3), (5), (6), (7)	$(3,856)	$(10,123)	$(8,734)	$(9,613)
Operating margin	(6.3)%	(13.2)%	(4.7)%	(4.2)%

Management Recruiters International (MRI)
Revenue:
Contract Staffing	$10,006	$10,106	$28,985	$30,052
Royalties and Franchise Fees	2,976	3,399	9,156	9,956
Total revenue	$12,982	$13,505	$38,141	$40,008
Gross profit	$6,200	$6,616	$18,580	$19,657
Gross margin	47.8%	49.0%	48.7%	49.1%
Operating profit (2), (7)	$1,102	$1,927	$2,766	$4,957
Operating margin	8.5%	14.3%	7.3%	12.4%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Non-GAAP Financial Measures:	2016	2015	2016	2015

Adjusted EBITDA (8)	$885	$3,302	$(2,625)	$12,819
Adjusted EBITDA margin (8)	0.4%	1.3%	(0.4)%	1.7%
Adjusted operating expenses (8)	$39,817	$43,408	$128,637	$127,399
Adjusted EPS (8)	$(0.09)	$0.06	$(0.66)	$0.10

(1)

In the first quarter of 2016, the Company's Specialty Talent and Technology Solutions segment recorded a benefit to "Operating and administrative expenses" of $0.8 million related to the reversal of an acquisition-related earnout.

(2)

The following table summarizes the amount of "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2014, 2015 and 2016 by reporting segment for the indicated periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Restructuring and other related costs:
Enterprise Talent	$331	$331	$433	$378
Specialty Talent and Technology Solutions	215	—	215	—
Engineering Solutions	2,504	235	2,690	235
MRI	206	—	206	—
Corporate	222	—	223	—
Total restructuring and other related costs	$3,478	$566	$3,767	$613

(3)

In the third quarter of 2015, the Company recorded  an aggregate charge of $21.5 million to "Impairment" in the consolidated statement of operations related to the impairment of goodwill comprised of Enterprise Talent Solutions $10.7 million and Engineering Solutions $10.4 million and $0.5 million related to the impairment of certain fixed assets.

(4)

In the third quarter of 2016, the Company's Enterprise Talent segment recorded a loss of $11.3 million related to loss on disposition of CDI AndersElite Limited (Anders), the Company's UK staffing and recruitment business.

(5)

In the three and nine months ended September 30, 2016, the Company's Engineering Solutions segment recorded a charge to "Operating and administrative expenses" of $0.5 million and $1.0 million related to project related disputes.

(6)

In the first quarter of 2015, the Company's Engineering Solutions segment recorded a charge of $0.3 million related to loss on disposition of the Company's controlling interest in a Mexico-based engineering design company.

(7)	The following table summarizes the amount of depreciation and amortization recognized by reporting segment for the indicated periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Depreciation and amortization:
Enterprise Talent	$278	$259	$909	$925
Specialty Talent and Technology Solutions	522	88	2,176	233
Engineering Solutions	1,117	1,431	3,585	4,447
MRI	73	65	205	227
Corporate	414	456	1,236	1,479
Total Depreciation and amortization	$2,404	$2,299	$8,111	$7,311

(8)

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted operating expenses and Adjusted EPS are non-GAAP financial measures. Adjusted EBITDA is calculated by excluding from net loss attributable to CDI, interest, income taxes, depreciation and amortization expense, impairment, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition of business interests, acquisition-related costs, reserve for project-related disputes, earnout adjustments and gain on sale of non-operating corporate asset. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.  Adjusted operating expenses excludes from operating expenses, which is the sum of  "Operating and administrative expenses", "Restructuring and other related costs", "Impairment" and "Loss on disposition of business interests" in the consolidated statements of operations, depreciation and amortization expense, impairment, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition of business interests, acquisition-related costs, reserve for project-related disputes and earnout adjustments. Adjusted EPS excludes from diluted earnings per common share, impairment, restructuring and other related costs, leadership transition costs, loss on disposition of business interests, acquisition-related costs, reserve for project-related disputes, earnout adjustments, amortization of acquired intangibles, gain on sale of non-operating corporate asset and the related specific income tax effect. See reconciliation of these non-GAAP financial measures to U.S. GAAP financial measures below.

Reconciliations of non-GAAP Financial Measures to U.S. GAAP Financial Measures:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net loss attributable to CDI to Adjusted EBITDA:
Net loss attributable to CDI	$(17,818)	$(20,202)	$(30,119)	$(19,889)
Interest expense, net	281	40	822	132
Income tax expense	(215)	(1,244)	1,204	785
Depreciation and amortization	2,404	2,299	8,111	7,311
Impairment (a)	—	21,537	—	21,537
Restructuring and other related costs (b)	3,478	566	3,767	613
Share-based compensation (c)	355	354	1,511	1,703
Leadership transition (d)	475	—	475	113
Loss on disposition of business interests (e)	11,301	—	11,301	310
Acquisition-related (f)	124	792	149	1,044
Reserve for project-related disputes (g)	500	—	1,000	—
Earnout adjustments (h)	—	—	(846)	—
Gain on sale of non-operating corporate asset (i)	—	(840)	—	(840)
Adjusted EBITDA	$885	$3,302	$(2,625)	$12,819
Adjusted EBITDA margin	0.4%	1.3%	(0.4)%	1.7%

Operating expenses to Adjusted operating expenses:
Operating expenses (j)	$58,454	$68,956	$154,105	$160,030
Depreciation and amortization	2,404	2,299	8,111	7,311
Impairment (a)	—	21,537	—	21,537
Restructuring and other related costs (b)	3,478	566	3,767	613
Share-based compensation (c)	355	354	1,511	1,703
Leadership transition (d)	475	—	475	113
Loss on disposition of business interests (e)	11,301	—	11,301	310
Acquisition-related (f)	124	792	149	1,044
Reserve for project-related disputes (g)	500	—	1,000	—
Earnout adjustments (h)	—	—	(846)	—
Adjusted operating expenses	$39,817	$43,408	$128,637	$127,399

EPS to Adjusted EPS:
Earnings (loss) per common share - diluted	$(0.96)	$(1.03)	$(1.57)	$(1.01)
Impairment (a)	—	1.09	—	1.10
Restructuring and other related costs (b)	0.19	0.03	0.20	0.03
Leadership transition (d)	0.02	—	0.02	0.01
Loss on disposition of business interests (e)	0.61	—	0.59	0.01
Acquisition-related (f)	0.01	0.04	0.01	0.05
Reserve for project-related disputes (g)	0.03	—	0.05	—
Earnout adjustments (h)	—	—	(0.04)	—
Amortization of acquired intangibles (k)	0.02	—	0.10	—
Gain on sale of non-operating corporate asset (i)	—	(0.04)	—	(0.04)
Income tax effect (l)	(0.01)	(0.03)	(0.02)	(0.05)
Adjusted EPS	$(0.09)	$0.06	$(0.66)	$0.10

(a)	Represents "Impairment" in the consolidated statements of operations related to the impairment of goodwill and certain fixed assets.
(b)	Represents "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2014, 2015 and 2016.
(c)	Represents share-based compensation expense included in "Operating and administrative expenses" in the consolidated statements of operations.
(d)	Represents charges associated with the CEO and other executive leadership changes included in "Operating and administrative expenses" in the consolidated statements of operations.
(e)

Represents "Loss on disposition of business interests" in the consolidated statements of operations related to the disposition of the Company's UK staffing and recruitment business in the Company's Enterprise Talent segment and the controlling interest in a Mexico-based engineering design company in the Company's Engineering Solutions segment.

(f)	Represents incremental costs associated with the acquisition of a businesses included in "Operating and administrative expenses" in the consolidated statements of operations.
(g)	Represents the impact to "Operating and administrative expenses" in the consolidated statements of operations related to an increase in reserves for project-related disputes.
(h)	Represents an expense (benefit) from earnout adjustments associated with the acquisition of businesses included in "Operating and administrative expenses" in the consolidated statements of operations.
(i)	Represents the gain on sale of non-operating corporate asset included in "Other income (expense), net" in the consolidated statements of operations.
(j)

Operating expenses include "Operating and administrative expenses", "Restructuring and other related costs", "Impairment" and "Loss on disposition of business interests" in the consolidated statements of operations.

(k)

Represents the EPS impact to "Operating and administrative expenses" in the consolidated statements of operations related to the amortization of definite-lived intangibles identified as a result of acquisitions completed during the fourth quarter of 2015.

(l)	Represents the aggregate income tax effect of each of the adjustments to diluted earnings per common share based on the specific income tax effect, including any related deferred tax adjustments.

Summary of Historical Impact of Anders on Reported Results

Supplemental Non-GAAP Financial Measures:	Three Months Ended
	March 30,	June 30,	September 30,	September 30,
	2016	2016	2016	2015

Revenue excluding Anders (1)	$210,559	$206,191	$204,425	$218,850
Gross Profit excluding Anders (1)	39,416	38,642	38,087	42,323
Operating and administrative expenses excluding Anders (1), (2)	42,679	44,016	40,801	42,098
Depreciation and amortization excluding Anders (1)	2,919	2,469	2,285	2,193

(1)

Revenue excluding Anders, Gross profit excluding Anders, Operating and administrative expenses excluding Anders, and Depreciation and amortization excluding Anders are non-GAAP financial measures. Revenue, Gross profit, Operating and administrative expenses and Depreciation and amortization excluding Anders, excludes from the Company's consolidated revenue, gross profit, operating and administrative expenses and depreciation and amortization, the revenue, gross profit, operating and administrative expenses, depreciation and amortization of UK-based AndersElite Limited.  See reconciliation of these supplemental non-GAAP financial measures to U.S. GAAP financial measures below.

(2)

Operating and administrative expenses include depreciation and amortization expense, share-based compensation expense, leadership transition costs, acquisition-related costs, reserve for project-related disputes and earnout adjustments as detailed in the above reconciliation of Operating expenses to Adjusted operating expenses.

Reconciliations of Supplemental non-GAAP Financial Measures to U.S. GAAP Financial Measures:

	Three Months Ended
	March 30,	June 30,	September 30,	September 30,
	2016	2016	2016	2015

Revenue to Revenue excluding Anders:
Revenue	$233,524	$226,693	$220,260	$244,662
Anders Revenue	22,965	20,502	15,835	25,812
Revenue excluding Anders	$210,559	$206,191	$204,425	$218,850

Gross Profit to Gross Profit excluding Anders:
Gross profit	$43,275	$42,095	$40,533	$46,827
Anders Gross profit	3,859	3,453	2,446	4,504
Gross profit excluding Anders	$39,416	$38,642	$38,087	$42,323

Operating and Administrative Expenses to Operating and Administrative Expenses excluding Anders:
Operating and administrative expenses (i)	$47,047	$48,315	$43,675	$46,853
Anders Operating and administrative expenses	4,368	4,299	2,874	4,755
Operating and administrative expenses excluding Anders	$42,679	$44,016	$40,801	$42,098

Depreciation and Amortization to Depreciation and Amortization excluding Anders:
Depreciation and amortization	$3,082	$2,625	$2,404	$2,299
Anders Depreciation and amortization	163	156	119	106
Depreciation and amortization excluding Anders	$2,919	$2,469	$2,285	$2,193

(i)

Operating and administrative expenses include depreciation and amortization expense, share-based compensation expense, leadership transition costs, acquisition-related costs, reserve for project-related disputes and earnout adjustments as detailed in the above reconciliation of Operating expenses to Adjusted operating expenses.

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CONTACT: Vincent J. Webb, Vice President, Investor Relations and Communications, 215-636-1240, Vince.Webb@cdicorp.com